Exhibit 99.1

Aircastle Announces Increase of Revolving Credit Facility to $800 Million and Extension to June 2022

STAMFORD, Conn., June 27, 2018 /PRNewswire/ -- Aircastle Limited (“Aircastle” or the “Company”) (NYSE: AYR) announced today that it increased the size of its unsecured revolving credit facility to $800 million from $675 million and extended its maturity by more than two years to June 2022. The facility will provide working capital for general corporate purposes, including aircraft acquisition.

The facility participants consist of seven leading global financial institutions, with Citibank, N.A., Goldman Sachs Bank USA, J.P. Morgan Chase Bank, N.A. and Royal Bank of Canada, as joint lead arrangers; Citibank, N.A., as agent; and Citibank, N.A., Goldman Sachs Bank USA, J.P. Morgan Chase Bank, N.A., Royal Bank of Canada, Credit Agricole Corporate & Investment Bank, MUFG Bank, Ltd., and BNP Paribas, as lenders.

Michael Inglese, Aircastle's CEO, stated, “We appreciate the continued support of our premier global bank group partners, whose confidence in Aircastle’s business is clearly reflected in this enhanced commitment. In line with the recent positive developments from multiple leading credit rating agencies, this increased and extended revolver further ensures that Aircastle is well-positioned to achieve long-term, profitable growth and value for shareholders.”

Safe Harbor

All statements in this press release, other than characterizations of historical fact, are forward-looking statements within the meaning of the federal securities laws, including the Private Securities Litigation Reform Act of 1995. Examples of forward-looking statements include, but are not necessarily limited to, statements relating to our proposed public offering of notes and our ability to acquire, sell, lease or finance aircraft, raise capital, pay dividends, and increase revenues, earnings, EBITDA, Adjusted EBITDA, Adjusted Net Income, Cash Return on Equity and Net Cash Interest Margin and the global aviation industry and aircraft leasing sector. Words such as "anticipates," "expects," "intends," "plans," "projects," "believes," "may," "will," "would," "could," "should," "seeks," "estimates" and variations on these words and similar expressions are intended to identify such forward-looking statements. These statements are based on our historical performance and that of our subsidiaries and on our current plans, estimates and expectations and are subject to a number of factors that could lead to actual results materially different from those described in the forward-looking statements; Aircastle can give no assurance that its expectations will be attained. Accordingly, you should not place undue reliance on any such forward-looking statements which are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated as of the date of this press release. These risks or uncertainties include, but are not limited to, those described from time to time in Aircastle's filings with the SEC and previously disclosed under "Risk Factors" in Item 1A of Aircastle's 2017 Annual Report on Form 10-K.  In addition, new risks and uncertainties emerge from time to time, and it is not possible for Aircastle to predict or assess the impact of every factor that may cause its actual results to differ from those contained in any forward-looking statements. Such forward-looking statements speak only as of the date of this press release. Aircastle expressly disclaims any obligation to revise or update publicly any forward-looking statement to reflect future events or circumstances.

About Aircastle Limited

Aircastle Limited acquires, leases and sells commercial jet aircraft to airlines throughout the world. As of March 31, 2018, Aircastle owned and managed on behalf of its joint ventures 234 aircraft leased to 81 customers located in 44 countries.

Contacts:

Aircastle Advisor LLC	The IGB Group
Frank Constantinople, SVP Investor Relations	Leon Berman
Tel: +1-203-504-1063	Tel: +1-212-477-8438
fconstantinople@aircastle.com	lberman@igbir.com